Exhibit 10.1

Separation and Release of Claims Agreement

This Separation and Release of Claims Agreement (“Agreement”) is entered into as of April 25, 2024 (the “Execution Date”) by and between SINTX Technologies, Inc., a Delaware corporation (the “Company” or “Employer”), and B. Sonny Bal (the “Employee”) (the Employer and the Employee are collectively referred to as the “Parties”).

The Employee has indicated his desire to retire from his position as President and CEO of the Company to be effective on the date that the Company’s Board of Directors (the “Board”) names a new President and CEO (the “Separation Date”). Until the Separation Date, Employee will continue to fulfill his duties as President and CEO. After the Separation Date, the Employee will continue to serve on the Company’s Board of Directors and in the role of Chairman. Except as otherwise set forth in this Agreement, the Separation Date is the employment termination date for the Employee for all purposes, meaning the Employee is not entitled to any further compensation, monies, or other benefits from the Employer other than those specified herein, or those incident to his service on the Board.

1.             Return of Property. Employee represents that, at the request of Employer, Employee will return all Employer property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other Employer property in the Employee’s possession.

2.             Employee Representations. The Employee specifically represents, warrants, and confirms that the Employee:

(a)            has not filed any claims, complaints, or actions of any kind against the Employer with any federal, state, or local court or government or administrative agency;

(b)           upon payment of the consideration set forth below by Employer, has received all salary, wages, commissions, bonuses, and other compensation due to the Employee.

3.            Consideration. As consideration for the Employee’s execution of, non-revocation of, and compliance with this Agreement, including the Employee’s waiver and release of claims in Section 4 and other post-termination obligations, within ten business days of the Separation Date, the Employer agrees to pay to Employee a lump sum payment equal to three months fulltime salary in effect as of the Separation Date, less all relevant taxes and other withholdings as well as three months COBRA benefits should Employee elect his COBRA benefits.

Notwithstanding the foregoing, no payment shall be made or begin before the Effective Date of this Agreement.

4.            Release.

(a)           Employee’s General Release and Waiver of Claims

In exchange for the consideration provided in this Agreement, the Employee and the Employee’s heirs, executors, representatives, administrators, agents, and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Employer , including parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors, employees, shareholders, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown (collectively, “Claims”), that Releasors may have or have ever had against the Released Parties, or any of them, arising out of, or in any way related to the Employee’s hire, benefits, employment, termination, or separation from employment with the Employer by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Employee’s execution of this Agreement, including, but not limited to:

(i)                 any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Age Discrimination in Employment Act (ADEA), the Utah Antidiscrimination Act, including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

(ii)                any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;

(iii)              any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and

(iv)              any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties.

However, this general release and waiver of claims excludes, and the Employee does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission or other similar federal or state administrative agencies, although the Employee waives any right to monetary relief related to any filed charge or administrative complaint.

(b)          Specific Release of ADEA Claims

In further consideration of the payments and benefits provided to the Employee in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Released Parties from any and all Claims, whether known or unknown, from the beginning of time through the date of the Employee’s execution of this Agreement arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, the Employee hereby acknowledges and confirms that:

(i)                 the Employee has read this Agreement in its entirety and understands all of its terms;

(ii)                by this Agreement, the Employee has been advised in writing to consult with an attorney of the Employee’s choosing before signing this Agreement;

(iii)               the Employee knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;

(iv)               the Employee is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled;

(v)                the Employee was given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of the Employee’s choice, although the Employee may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the running of the 21 day period;

(vi)               the Employee understands that the Employee has seven (7) days after signing this Agreement to revoke the release in this paragraph by delivering notice of revocation to the Employer, before the end of this seven-day period; and

(vii)              the Employee understands that the release contained in this paragraph does not apply to rights and claims that may arise after the Employee signs this Agreement.

(c)            Employer Release of Employee

In exchange for the Releasors’ waiver and release of claims against the Released Parties, and non-revocation of any portion of that release, the Employer expressly waives and releases any and all claims against the Employee that may be waived and released by law with the exception of claims arising out of or attributable to: (i) events, acts, or omissions taking place after the Parties’ execution of the Agreement; (ii) the Employee’s breach of any terms and conditions of the Agreement; and (iii) the Employee’s criminal activities or intentional misconduct occurring during the Employee’s employment with the Employer .

5.            Effective Date. This Agreement shall not become effective, until the eighth (8th) day after the Employee and the Employer execute this Agreement. Such date shall be the Effective Date of this Agreement. No payments due to the Employee hereunder shall be made or begin before the Effective Date.

6.            Post-Termination Obligations and Restrictive Covenants. The Employee understands and acknowledges that previous agreements between Employer and Employee concerning confidentiality, intellectual property, and non-solicitation shall continue in full force and effect in accordance with their terms.

7.            Cooperation. The parties agree that certain matters in which the Employee has been involved during the Employee’s employment may need the Employee’s cooperation with the Employer in the future. Accordingly, the Employee shall cooperate with the Employer regarding matters arising out of or related to the Employee’s service to the Employer, provided that the Employer shall make reasonable efforts to minimize disruption of the Employee’s other activities. The Employer shall reimburse the Employee for reasonable expenses incurred in connection with this cooperation and, to the extent that the Employee is required to spend substantial time on such matters.

8.            Non-Disparagement. The Employee and Employer agree and covenant that the neither shall at any time make, publish, or communicate to any person or entity or in any public forum any defamatory, or maliciously false, or disparaging remarks, comments, or statements concerning the other or its businesses, or any of its employees, officers, or directors now or in the future.

9.            Confidentiality of Agreement. The Employee agrees and covenants that the Employee shall not disclose any of the negotiations of, terms of, or amount paid under this Agreement to any individual or entity; provided, however, that the Employee will not be prohibited from making disclosures to the Employee’s spouse or domestic partner, attorney, tax advisors, or as may be required by law.

10.          Remedies. In the event of a breach or threatened breach by the Employee of any provision of this Agreement, Employee hereby consents and agrees that money damages would not afford an adequate remedy and that Employer shall be entitled to seek a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available relief.

11.           Successors and Assigns.

(a)           Assignment by the Employer

The Employer may freely assign this Agreement at any time. This Agreement shall inure to the benefit of the Employer and its successors and assigns.

(b)           No Assignment by the Employee

The Employee may not assign this Agreement in whole or in part. Any purported assignment by the Employee shall be null and void from the initial date of the purported assignment.

12.          Governing Law, Jurisdiction, and Venue. This Agreement and all matters arising out of or relating to this Agreement and the Employee’s employment or termination of employment with Employer, whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of Utah without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply.

13.           Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between Employer and Employee relating to the subject matter hereof and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter; provided, however, that nothing in this Agreement modifies, supersedes, voids, or otherwise alters Employee’s CONFIDENTIALITY, NON-COMPETE, AND ANY OTHER SURVIVING AGREEMENTS OR CONTRACTUAL OBLIGATIONS with Employer.

14.           Modification and Waiver. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by the Employee and by Employer. No waiver by either Party of any breach by the other party of any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either Party in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

15.           Severability. If any provision of this Agreement is found by a of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, or enforceable only if modified, such finding shall not affect the validity of the remainder of this Agreement, which shall remain in full force and effect and continue to be binding on the Parties.

16.           Interpretation. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph. Moreover, this Agreement shall not be construed against either Party as the author or drafter of the Agreement.

17.           Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

18.           No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Employer of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation.

19.           Notices. All notices under this Agreement must be given in writing by [personal delivery/regular mail/receipted email] at the addresses indicated in this Agreement or any other address designated in writing by either Party.

20.          Attorneys’ Fees and Costs. If the Employee breaches any terms of this Agreement or the post-termination obligations referenced in it, to the extent authorized by Utah law, the Employee will be responsible for payment of all reasonable attorneys’ fees and costs that Employer incurred in the course of enforcing the terms of this Agreement, including demonstrating the existence of a breach and any other contract enforcement efforts.

21.          Acknowledgment of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE FURTHER ACKNOWLEDGES THAT THE EMPLOYEE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE EMPLOYER FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date above.

SINTX TECHNOLOGIES, INC.

	By	/s/ David Truetzel
	Name:	David Truetzel
	Title:	Member of Board of Directors and Chair of the Audit Committee
EMPLOYEE

Signature:	/s/ B. Sonny Bal
Print Name:	B. Sonny Bal